UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 200 Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

On June 30, 2026 (the “Closing Date”), Ecovyst Catalyst Technologies LLC (the “Parent Borrower”), a wholly owned subsidiary of Ecovyst Inc., Eco Services Operations Corp. (“Eco Services”, and together with Parent Borrower, collectively, the “Borrowers”) and Ecovyst Midco II Inc. entered into the Fourth Amendment Agreement, dated as of the Closing Date (the “Fourth Amendment”), by and among the Borrowers, Ecovyst Midco II Inc., the other guarantors party thereto, the 2026 Incremental Term Lenders (as defined therein) and UBS AG, Stamford Branch, as administrative agent, which amended the Term Loan Credit Agreement, dated as of June 9, 2021 (as amended by the First Amendment Agreement, dated as of February 9, 2023, the Second Amendment Agreement, dated as of June 12, 2024, the Third Amendment Agreement, dated as of January 30, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by the Fourth Amendment, the “Credit Agreement”). All defined terms used in this Item 1.01 on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement or Fourth Amendment, as applicable.

The Fourth Amendment provides for an additional $100.0 million first lien term loan (the “Incremental Term Loan”) as a fungible increase to the existing Initial Term Loans and makes certain other changes to the Existing Credit Agreement. The Incremental Term Loan will bear interest at the same variable rate as the Initial Term Loans, which is, at the option of the Borrowers, either Term SOFR plus 2.00% per annum or ABR plus 1.00% per annum. The amortization schedule, maturity date, collateral and other customary terms of the Incremental Term Loan are identical to those of the Initial Term Loans.

On the Closing Date, the Borrowers borrowed the Incremental Term Loan, the proceeds of which were used to finance the previously announced acquisition of the entire issued share capital of INEOS Calabrian Holdings Corp. (the “US Target”) and INEOS Calabrian Corporation Canada, Inc. (the “Canadian Target”), to pay fees and expenses in connection therewith and for general corporate purposes.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events

On June 30, 2026, Ecovyst Inc. (the “Company”), through its wholly owned subsidiaries New Structure Subco Inc. (the “US Purchaser”) and EV Industrial Chemical Subsidiary Holdings Inc. (the “Canadian Purchaser” and, together with the US Purchaser, the “Purchasers”), completed the previously announced acquisition of the entire issued share capital of the US Target and the Canadian Target pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated as of May 1, 2026, by and among INEOS Calabrian Holdings Limited, INEOS Calabrian Canada Holdings Limited, INEOS Enterprises Holdings Limited, the Company and the Purchasers, for a purchase price of $190 million, subject to certain customary adjustments specified therein, including for cash and working capital (the “Transaction”).

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2026, and the full text of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment Agreement, dated as of June 30, 2026, by and among Ecovyst Catalyst Technologies LLC, Eco Services Operations Corp., Ecovyst Midco II Inc., the other Guarantors party thereto, each 2026 Incremental Term Lender party thereto and UBS AG, Stamford Branch, as administrative agent.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2026	Ecovyst Inc.

	By:	/s/ Michael Feehan
	Name:	Michael Feehan
	Title:	Vice President and Chief Financial Officer